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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              THE MILLS CORPORATION

                       (Pursuant to Sections 242 and 245)


                                    ARTICLE I
                              NAME; ORIGINAL NAME;
                             ORIGINAL DATE OF FILING

                  The name of the corporation is The Mills Corporation (the "Corporation"). The Corporation was previously incorporated under the Delaware General Corporation Law (the "GCL") as The Mills Corporation, and the original Certificate of Incorporation of The Mills Corporation was filed with the Delaware Secretary of State on September 21, 1993.

                                   ARTICLE II
                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

                  The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware and the name of its registered agent is The Corporation Trust Company.

                                   ARTICLE III
                               PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the GCL. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the GCL.

                                   ARTICLE IV
                                  CAPITAL STOCK

                  SECTION 4.1. TOTAL NUMBER OF SHARES OF CAPITAL STOCK. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 170,000,000 shares. The authorized stock is divided into 20,000,000 shares of Preferred Stock, with the par value of $0.01 each (the "Preferred Stock"), and 100,000,000 shares of voting common stock, with the par value of $0.01 each (the "Common Stock"), and 50,000,000 shares of non-voting common stock, with the par value of $0.01 each (the "Excess Stock").


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                  SECTION 4.2. PREFERRED STOCK. (a) The shares of Preferred
Stock of the Corporation may be issued from time to time in one or more classes thereof, the shares of each class thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, restrictions to preserve REIT status or other restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class, adopted by the Board of Directors as hereinafter provided.

                  (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the GCL, to authorize the issue of one or more class of Preferred Stock and, with respect to each such class, to fix by resolution or resolutions providing for the issue of such class the voting powers, full or limited, if any, of the shares of such class, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class thereof shall include, but not be limited to, the determination or fixing of the following:

                  (i)  the designation of such class;

                  (ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

                  (iii) the dividend rate of such class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                  (iv) whether the shares of such class shall be subject to redemption by the Corporation and, if made subject to such redemption, the tunes, prices and other terms and conditions of such redemption;

                  (v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class;

                  (vi) whether or not the shares of such class shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;


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                  (vii) the extent, if any, to which the holders of shares of such class shall be entitled to vote with respect to the election of directors or otherwise;

                  (viii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (ix) the rights of the holders of the shares of such class upon the dissolution of, voluntary or involuntary liquidation, winding up or upon the distribution of assets of the Corporation; and

                  (x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.

                  SECTION 4.3.  VOTING COMMON STOCK.

                  (a) Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the GCL and subject to Section 12.4 hereof, each holder of voting Common Stock shall have one vote per share of voting Common Stock held by such holder on all matters on which holders of voting Common Stock are entitled to vote and shall have the right to receive notice of and to vote at all meetings of the stockholders of the Corporation.

                  (b) The holders of voting Common Stock shall have the right to receive dividends as and when declared by the Board of Directors in its sole discretion, subject to any limitations on the declaring of dividends imposed by the GCL. In determining whether to declare any such dividends, the Board of Directors shall consider all pertinent information including, without limitation, the Corporation's overall financial condition, funds from operations and its intention to elect and maintain tax status as a real estate investment trust for federal income tax purposes, pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (or any successor provisions). Upon the declaration of dividends hereunder, the holders of Common Stock shall be entitled to share in any such dividends, pro rata, in accordance with the relative number of shares of Common Stock held by each such stockholder.

                  (c) Stockholders shall not have preemptive rights to acquire additional shares of stock of any class which the Corporation may elect to issue or sell.

                  (d) In the event of the dissolution, liquidation or winding up of the business operations and affairs of the Corporation, the Corporation shall first provide for the payment of its outstanding debts and liabilities. Thereafter, subject to all of the rights of the holders of Preferred Stock as provided in Section 4.2 hereof and as provided by resolution or resolutions of the Board of Directors


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pursuant to Section 4.2 hereof and Excess Stock as provided in Section 12.4(c), the holders of voting Common Stock shall be entitled to share in all remaining liquidation proceeds, pro rata, in accordance with the relative number of shares of voting Common Stock and Excess Stock held by each stockholder.

                  SECTION 4.4. EXCESS STOCK. Shares of Excess Stock shall be a separate class of issued and outstanding stock of the Corporation. The rights, privileges and other attributes of Excess Stock shall be as provided in Section
12.4 hereof.

                  SECTION 4.5. ISSUANCE OF RIGHTS TO PURCHASE SECURITIES AND OTHER PROPERTY. Subject to all of the rights of the holders of Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the GCL, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the GCL, other applicable laws and this Amended and Restated Certificate of Incorporation (this "Certificate").

                                    ARTICLE V
                               BOARD OF DIRECTORS


                  SECTION 5.1. POWER OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the GCL, the Board of Directors is expressly authorized to:

                  (a) adopt, amend, alter, change or repeal the Bylaws of the Corporation; PROVIDED, HOWEVER, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that was valid at the time such action was taken;

                  (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and


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                  (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the GCL, this Certificate and the Bylaws of the Corporation.

                  SECTION 5.2. NUMBER OF DIRECTORS. The number of directors constituting the Board of Directors shall be as specified in the Bylaws.

                  SECTION 5.3. CLASSES, ELECTION AND TERM. The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation's 1994 fiscal year, the initial term of office of the second class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation's 1995 fiscal year and the initial term of office of the third class of directors to expire at the annual meeting of stockholders to be held after the end of the Corporation's 1996 fiscal year. Commencing with the annual meeting of stockholders to be held after the end of the Corporation's 1994 fiscal year, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  Upon adoption of this Certificate, the initial Board of Directors shall include the following individuals who shall serve in the specified class:

                  FIRST CLASS OF DIRECTORS
                           Harry H. Nick
                           James C. Braithwaite
                           Robert P. Pincus

                  SECOND CLASS OF DIRECTORS
                           Laurence C. Siegel
                           Franz von Perfall
                           Peter A. Gordon

                  THIRD CLASS OF DIRECTORS
                           Herbert S. Miller
                           Dietrich von Boetticher
                           John Ingram


                  SECTION 5.4. VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors,


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acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

                  SECTION 5.5. REMOVAL OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof, with respect to any directors elected by the holders of such class, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI
                             STOCKHOLDER ACTIONS AND
                            MEETINGS OF STOCKHOLDERS


                  Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws of the Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION


                  SECTION 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

                  (a) that he or she is or was a director or officer of the Corporation; or

                  (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise");


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whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the GCL (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the GCL. The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

                  SECTION 7.2. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING. INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

                  SECTION 7.3. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest


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extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS


                  A director of the Corporation shall, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the GCL (or any successor provision or provisions), have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE IX
                                   COMPROMISE

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL, trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the ease may be, and also on this Corporation.

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

                  The Board of Directors shall have power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by the vote of the majority of the Board of Directors then in office. In addition to any requirements of the GCL (and notwithstanding the fact that a lesser percentage may be specified by the GCL), any adoption, amendment, alteration, change or repeal of any Bylaws by the stockholders of the corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the


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shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE XI
                    AMENDMENT OF CERTIFICATE OP INCORPORATION

                  The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate. Except as may be provided in a resolution or resolutions providing for any class of Preferred Stock pursuant to Article IV hereof and which relate to such class of Preferred Stock and except as provided in Article IV hereof, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office, and (b) a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                  By a vote of the majority of the Board of Directors then in office, the Board may adopt a resolution providing that at any time prior to the filing of the amendment with the Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

                  Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote, voting together as a single class, shall be, required to amend, repeal or adopt any provision inconsistent with .Articles IV-XI herein.

                  This Certificate was duly adopted in accordance with Section 245 of the GCL.

                                   ARTICLE XII
                     PRESERVATION OF STATUS AS A REAL ESTATE
                                INVESTMENT TRUST

                  SECTION 12.1. DEFINED TERMS. For purposes of this Article XII, the following terms shall have the following meanings:

                  (a) "ACQUIRE" shall mean the acquisition of Beneficial Ownership of shares of capital stock of the Corporation by any means including, but not limited to, acquisition pursuant to the exercise of (i) any right to redeem or exchange Unites that may result in the issuance of capital stock or to convert any debt instrument or other security into capital stock (collectively "Convertible Securities"), or (ii) any option, warrant, pledge or other security interest or similar right to acquire shares of capital stock (collectively "Options"), but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below, of the shares subject to such


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rights. The term "Acquisition" shall correspond to the foregoing definition of
"Acquire."

                  (b) "BENEFICIAL OWNERSHIP" shall mean ownership of capital stock by a Person who would be treated as an owner of such shares of capital stock of the Corporation either directly or indirectly under Code Section 542(a)(2), taking into account, for this purpose, constructive ownership determined under Code Section 544, as modified by Code Section 856(h)(1)(B) (except where expressly provided otherwise) and Code Section 856(h)(3) and assuming that all Convertible Securities have been converted into shares. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have their correlative meanings.

                  (c) "BENEFICIARY" shall mean the beneficiary of the Trust as determined pursuant to Section 12.4(a) of this Article XII.

                  (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any Code Section reference in this
Article XII which is included for the purpose of establishing limits on ownership of capital stock shall be incorporated by reference as if the language of such Code Section were included in full herein, and in the event such Code Section shall be modified, amended or repealed in the future, the language incorporated by reference as of the date hereof shall be deemed to remain herein notwithstanding such modification, amendment or repeal.

                  (e) "EXISTING HOLDER" shall mean Herbert S. Miller, any other Person who is controlled by Herbert S. Miller (an "Affiliate"), any other Person who is a Beneficial Owner of shares of capital stock of the Corporation as to which Herbert S. Miller or any Affiliate is also a Beneficial Owner and any other Person who Acquires shares from any of the foregoing in a transaction not registered under Section 5 of the Securities Act of 1933, as amended. This definition shall apply to any Person so long as, but only so long as, such Person Beneficially Owns capital stock (or has rights to Acquire capital stock) in excess of the Ownership Limit.

                  (f) "EXISTING HOLDER LIMIT" for all Existing Holders, taken together, shall be 13% in value of the outstanding capital stock of the Corporation. For purposes of determining the Existing Holder Limit, the amount of capital stock outstanding at the time of determination shall be deemed to include the maximum number of shares that the Existing Holders may Beneficially Own with respect to Options, but shall not include shares that may be Beneficially Owned solely by other Persons upon exercise of Options, and all Convertible Securities shall be deemed converted into shares.

                  (g) "IPO" means the first sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.


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                  (h) "OWNERSHIP LIMIT" shall initially mean Beneficial
Ownership of five percent (5%) in value of the outstanding capital stock of the Corporation, and after any adjustment as set forth in Section 12.9, shall mean such greater percentage in value of the outstanding capital stock of the Corporation as so adjusted. For purposes of determining the Ownership Limit, all Convertible Securities shall be deemed converted into shares and the amount of capital stock outstanding at the time of determination shall be deemed to include the maximum number of shares that the Person may Beneficially Own with respect to Options, but shall not include shares that may be Beneficially Owned solely by other Persons upon exercise of Options.

                  (i) "PERSON" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Code Section 401(a) or Code Section 501(c)(17), but, if applicable, as modified by Code
Section 856(h)(3) to apply to the beneficiaries in such trust), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Code Section 642(c), association or private foundation within the meaning of Code Section 509(a), joint stock company or other entity and also includes a group as that term is used for purposes of Section 12(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of capital stock for a period of no more than 120 days following the purchase by such underwriter of the capital stock.

                  (j) "PURPORTED BENEFICIAL OWNER" shall mean, with respect to any event which results in Excess Stock under Section 12.3(b), the Person for whom the Purported Record Owner would have Acquired or held shares of capital stock, if such event had not resulted in Excess Stock.

                  (k) "PURPORTED RECORD OWNER" shall mean, with respect to any event which results in Excess Stock under Section 12.3(b), the record holder of the capital stock if such event had not resulted in Excess Stock.

                  (l) "REIT" shall mean a real estate investment trust under Code Section 856.

                  (m) "REDEMPTION PRICE" shall mean the lower of (i) the price paid by the transferee from whom shares are being redeemed, and (ii) the average closing market price on the New York Stock Exchange of the capital stock to be redeemed on the date fixed for redemption by the Board of Directors, or if the capital stock to be redeemed is not then being traded, the average of the last reported sales prices (or if no sales prices are reported, the average of the last reported bid and asked prices) of the capital stock to be redeemed on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the capital stock to be redeemed may be traded, or if the capital stock is not then traded over any exchange or quotation system, then the price determined in good faith by the Board of Directors of the Corporation as the fair market value of the shares of capital stock to be redeemed on the relevant date.


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                  (n) "RESTRICTION TERMINATION DATE" shall mean the first day after the IPO on which (i) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents such a resolution at an annual or special meeting of stockholders, and (iii) such resolution is approved by at least a majority of all the votes entitled to be cast on the matter.

                  (o) "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of capital stock or the right to vote or receive dividends on capital stock of the Corporation (including (i) the granting of any Option or entering into any agreement for the sale, transfer or other disposition of capital stock or the right to vote or receive dividends on capital stock, or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for capital stock, or the right to vote or receive dividends on capital stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

                  (r) "TRUST" shall mean the trust created pursuant to Section 12.4(a) of this Article XII.

                  (s) "UNITS" shall mean units of limited partnership interest as more fully described in the Agreement of limited Partnership of The Mills Limited Partnership, a Delaware limited partnership, as effective on the date of the IPO.

                  SECTION 12.2.  RESTRICTIONS.

                  (a) Except as provided in Section 12.11, during the period commencing on the date of the IPO and prior to the Restriction Termination Date:
(i) no Person (other than an Existing Holder) shall Acquire any shares of capital stock of the Corporation if, as the result of such Acquisition, such Person shall Beneficially Own shares of capital stock in excess of the Ownership Limit; (ii) no Existing Holder shall Acquire shares of capital stock of the Corporation of the Corporation if, as a result of such Acquisition, the Existing Holders, taken together, would Beneficially Own shares of capital stock of the Corporation in excess of the Existing Holder Limit or if the only Existing Holder would own shares of capital stock of the Corporation in excess of the Existing Holder Limit; (iii) no Person shall Acquire any shares of capital stock of the Corporation if, as a result of such Acquisition, the capital stock of the Corporation would be directly or indirectly owned by less than 100 Persons (determine without reference to any rules of attribution); and (iv) no Person shall Acquire any shares of capital stock of the Corporation if as a result of such Acquisition, the Corporation would be "closely held" within the meaning of Code Section 856(h).

                  (b) Any Transfer that would result in a violation of any of the restrictions in Section 12.2(a) shall be void ab initio as to the Transfer of such shares of capital stock that would cause the violation of the applicable restriction in Section 12.2(a), and the intended transferee shall acquire no rights in such shares of capital stock.

                  SECTION 12.3.  REMEDIES FOR BREACH.

                  (a) If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place that falls within the scope of Section 12.2(b) or that a Person has Acquired or intends to Acquire Beneficial Ownership of shares of capital stock that will result in violation of
Section 12.2(a) (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to prevent such Transfer or Acquisition or intended Acquisition, including, without limitation, refusing to give effect to the Transfer or Acquisition on the books of the Corporation or instituting proceedings to enjoin the Transfer or Acquisition.
                  (b) Without limitation to Section 12.2(b) and Section 12.3(a), if an event occurs such that any Person would Beneficially Own capital stock which would violate any of the provisions of Section 12.2(a), then, except as provided in Section 12.11, such shares of capital stock which would violate the provisions of Section 12.2(a) (rounded up to the nearest whole share) shall automatically be exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the event resulting in Excess Stock. The shares of Excess Stock issued as a result of such event shall be treated in the manner set forth in Section 12.4 below.

                  SECTION 12.4.  EXCESS STOCK.

                  (a) Upon any event that results in the issuance of Excess Stock pursuant to Section 12.3(b) of this Article XII, such Excess Stock shall be deemed to have been transferred to the Corporation, as trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 12.4(e) of this Article XIII. The Purported Record Owner shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock, and the Purported Beneficial Owner shall have no rights in such Excess Stock, except as provided in Section 12.4(e) below.

                  (b) Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that by operation of this Certificate the shares of capital stock have been exchanged for Excess Stock pursuant to Section 12.3(b) of this Article XII shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded or void ab initio with respect to such shares of Excess Stock.

                  (c) Subject to any preferential rights of any outstanding Preferred Stock, in the event of any liquidation, dissolution or winding up of the business and affairs of the Corporation, each Beneficiary of shares of Excess Stock shall be entitled to receive, pro rata with each holder of voting Common Stock and each

Beneficiary of Excess Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of Excess Stock bears to the total number of shares of voting Common Stock and Excess Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute, pro rata to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

                  (d) Subject to any requirement imposed by applicable law, the holders of shares of Excess Stock shall not be entitled to vote on any matter. To the extent holders of the Excess Stock are accorded any voting rights, they shall vote together with holders of the Common Stock.

                  (e)(1) Excess Stock shall not be transferable. The Purported Record Owner may designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to the event that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary, and (ii) the Purported Beneficial Owner does not receive a price for the designation of such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Owner paid for the capital stock in the event that resulted in such Excess Stock, or (y) if the Purported Beneficial Owner did not give value for such capital stock that resulted in such Excess Stock, a price per share equal to the Redemption Price on the date of the event that resulted in the issuance of Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equivalent number of shares of capital stock out of which the Excess Stock resulted pursuant to Section 12.3(b), and such shares of capital stock shall be transferred of record to the transferee of the interest in the Trust if such capital stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Owner must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 12.4(f) of this Article XII.

                  (2) If, notwithstanding the foregoing Section 12.4(e)(1), a Purported Beneficial Owner receives a price for the designation of a Beneficiary of an interest in the Trust that exceeds the amount allowable under such Section 12.4(e)(1), such Purported Beneficial Owner shall pay the excess amount to the Corporation.

                  (f) Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation (or its designee) at a price per share equal to the lesser of (i) the price per share in the transaction that created the Excess Stock (or, in the case of a transfer without consideration, the Redemption Price at the time of the purported Transfer), and (ii) the Redemption Price on the date the Corporation (or its designee) accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer which resulted in such Excess Stock, and (ii) the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Corporation does not receive notice of such Transfer pursuant to Section 12.5 below.

                  SECTION 12.5. NOTICE OF RESTRICTED TRANSFER. Any Person who Acquires or attempts or intends to Acquire shares of capital stock in violation of Section 12.2(a) shall immediately give written notice to the Corporation thereof and shall provide the Corporation with such additional information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted or intended Transfer on the Corporation's status as a REIT.

                  SECTION 12.6. REQUIRED INFORMATION. From the date of the IPO and prior to the Restriction Termination Date:

                  (a) Every stockholder of record of more than the Ownership Limit (or such lower percentage as required by the Code or the regulations promulgated thereunder) shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such record stockholder, the number of shares Beneficially Owned by it and a description of how such shares are held; PROVIDED THAT stockholder of record who holds outstanding capital stock of the Corporation as nominee for another Person, which other Person is required to include in gross income the dividends received on such capital stock (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the stockholder of record is nominee.

                  (b) Every Actual Owner of more than the Ownership Limit (or such lower percentage as required by the Code or regulations promulgated thereunder) who is not a stockholder of record of the Corporation, shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Actual Owner, the number of shares Beneficially Owned and a description of how such shares are held.

                  (c) Each Person who is a Beneficial Owner of capital stock and each Person (including the stockholder of record) who is holding capital stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to enable the Corporation to assess (i) whether the requirements of this Article XII have been satisfied, and
(ii) its continuing status as a REIT.

                  SECTION 12.7. REMEDIES NOT LIMITED. Nothing contained in this
Article XII shall be construed to alter the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  SECTION 12.8. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article XII, including any definition contained in Section 12.1, the Board of Directors shall have the power to determine the application of the provisions of this Article XII with respect to any such situation, based on the facts then known to it.

                  SECTION 12.9. MODIFICATION OF OWNERSHIP LIMIT. Subject to the limitations set forth in Section 12.10, the Board of Directors may, from time to time, increase the Ownership Limit.

                  SECTION 12.10. LIMITATIONS ON MODIFICATION. The foregoing
Section 12.9 notwithstanding, the following limitations shall apply:

                  (a) The Ownership Limit may not be increased if, after giving effect to such increase five Beneficial Owners of capital stock (including any Options or rights to Acquire capital stock) could Beneficially Own, in the aggregate, more than 49.9% in value of the outstanding capital stock of the Corporation.

                  (b) Prior to any adjustment of the Ownership limit, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it deems necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                  (c) The Ownership Limit may not be increased to a percentage which is greater than 9.75% in value of the outstanding capital stock, determined by application of the rules set forth in Code Section 856(d)(5).

                  SECTION 12.11. EXCEPTIONS. The Board of Directors may (but shall not be required), upon receipt of either a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, exempt a Person (the "Exempted Holder") from the Ownership Limit if the ruling or opinion concludes that no Person who is an individual as defined in Code
Section 542(a)(2) will, as the result of ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of capital stock of the Corporation that will violate the Ownership Limit and such Exempted Holder agrees that any violation or attempted violation will result in such capital stock being treated in accordance with the provisions of Section 12.3 of this Article XII.

                  SECTION 12.12. LEGEND. Each certificate for shares of capital stock shall bear the following legend:

                  `The shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided by the Corporation's Certificate of Incorporation, no Person may Beneficially Own shares of capital stock in excess of 5% (or such greater percentage as may be determined by the Board of Directors of the

                  Corporation) in value of the outstanding capital stock of the Corporation (unless such Person is an Existing Holder). Separate restrictions regarding Existing Holders are set forth in Article XII of the Certificate of Incorporation of the Corporation. Any Person who attempts to Beneficially Own shares of capital stock in excess of the above limitations must immediately notify the Corporation. Any such Person who is a stockholder of record or a Beneficial Owner of capital stock and each Person who is holding capital stock for a Beneficial Owner, as defined in Article XII of the Certificate of Incorporation of the Corporation, shall provide to the Corporation written notice as required by Article XII of the Certificate of Incorporation of the Corporation. Any shares of capital stock so held may be subject to mandatory redemption or sale in certain events, and certain purported acquisitions of Beneficial Ownership of shares of capital stock in excess of such limitations shall be void AB INITIO and shall result in the automatic exchange of the shares of capital stock represented hereby for shares of Excess Stock which shall be held in trust by the Corporation. A Person who attempts to Beneficially Own shares in violation of the ownership provisions set forth in Section 12.2 of the Corporation's Certificate of Incorporation shall have no claim, cause of action or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings set forth in the Corporation's Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

                  SECTION 12.13. TRANSFERS ON SECURITIES EXCHANGE. Nothing in this Certificate of Incorporation shall preclude the settlement of any transaction entered through the facilities of the New York Stock Exchange or any other exchange or trading system on which the Corporation's securities are listed or traded.

                  SECTION 12.14. SEVERABILITY. If any provision of this Article XII or any application of such provision is determined to be invalid by any court having jurisdiction over the issues, the validity of such remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE XIII
                                   SECTION 203


                  The Corporation hereby expressly elects not to be governed by
Section 203 of the GCL.

                  IN WITNESS WHEREOF, said The Mills Corporation has caused this certificate to be signed by Herbert S. Miller, its President, and attested by Laurence C. Siegel, its Secretary, this 18th day of April, 1994.

                                       THE MILLS CORPORATION


                                       By /s/ HERBERT S. MILLER
                                          ------------------------------
                                          Herbert S. Miller, President

ATTEST:

By       /s/ LAURENCE C. SIEGEL
   -----------------------------------------
     Laurence C. Siegel, Secretary

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                              THE MILLS CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


                  THE MILLS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware follows:

         1. Article XII, Section 12.1 of the Certificate is hereby amended to add the following:

                           "(h) "Non-U.S. Person" shall mean any Person (i) who is not (A) a citizen or resident of the United States, or (B) an entity created or organized in the United States or under the laws of the United States or any state therein (including the District of Columbia) that is treated as either a "partnership" or "corporation" for United States federal income tax purposes, or (ii) that is a foreign estate or foreign trust within the meaning of Section 7701(a)(31) of the Code."

         Succeeding paragraphs of Section 12.1 are re-lettered (i) through (t) accordingly.

         2. The aforesaid amendment was adopted June 25, 1997 by a majority of the issued and outstanding shares of the Corporation pursuant to
         Section 242 of the General Corporation Law of the State of Delaware.

         3. Article III, Section 12.2(a) of the Certificate is hereby amended by adding the following to the end thereof, prior to the period (.) after the words "Code Section 856(h)":

                           "; and (v) no Person shall Acquire any shares of capital stock of the Corporation if, as a result of such acquisition, the fair market value of the shares of capital stock of the Corporation owned directly and indirectly by Non-U.S. Persons would compromise 50% or more of the fair market value of the issued and outstanding shares of capital stock of the Corporation. For purposes of Section 12.2(a)(v) above, the Board of Directors, in its sole and absolute discretion, may treat shares owned by a partnership, trust or estate as being owned proportionately by its partners or beneficiaries, to the extent the Board of Directors determines such treatment to be necessary or advisable to help maintain the Corporation's qualification as a "domestically controlled REIT" under the U.S. Internal Revenue Code."

         4. The aforesaid amendment was adopted June 25, 1997 by a majority of the issued and outstanding shares of the Corporation pursuant to
         Section 242 of the General Corporation Law of the State of Delaware.

         5. Article XII, Section 12.11 of the Certificate is hereby amended to read as follows:

                           "Section 12.11 EXCEPTIONS. The Board of Directors, in its sole and absolute discretion, may exempt a Person (the "Exempted Holder") from the Ownership Limit if such Person is not an individual for purposes of
                           Section 524(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) and such Person provides to the Board of Directors such representations and undertakings, if any, as the Board, in its sole and absolute discretion, may require, and such Person agrees that any violation of such representation and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 12.3 of this
                           Article XII with respect to capital stock held in excess of the Ownership Limit with respect to such Person (determined without regard to the exemption granted to such Person under this Section 12.11)."

         6. The aforesaid amendment was adopted June 25, 1997 by a majority of the issued and outstanding shares of the Corporation pursuant to
         Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation pursuant to Section 103(a)(2) of the General Corporation Law of the State of Delaware, has caused this Certificate to be executed by its undersigned, being the Senior Vice President and attested by its Assistant Secretary on the 26th of June, 1997.


                                 THE MILLS CORPORATION
                                 a Delaware Corporation


ATTEST:                           /s/ THOMAS E. FROST
                                  ----------------------------------------
                                  Thomas E. Frost, Senior Vice President




/s/ MICHAEL S. STEELE
----------------------------------------
Michael S. Steele, Assistant Secretary








                                       3